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                                                                    EXHIBIT 16



                               September 17, 1997






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


     Re:  Amendment No. 1 to the Oxford Automotive, Inc.
          Registration Statement on Form S-4
          Commission File No. 333-32975


Dear Sir/Madam:

     We have read the statements made by Oxford Automotive, Inc. in the "Experts" section of Amendment No. 1 to the Oxford Automotive, Inc. Form S-4, Commission File No. 333-32975 ("Amendment No. 1"), which we understand will be filed with the Securities and Exchange Commission as an Exhibit to Amendment No. 1. We agree with the statements concerning our firm in the "Experts" section of Amendment No. 1.

                                             Very truly yours,

                                         /s/ DELOITTE & TOUCHE